Exhibit 1.2

Execution Version

UNDERWRITING AGREEMENT

September 23, 2026

Exxon Mobil Corporation

ExxonMobil Holdings Corporation

22777 Springwoods Village Parkway

Spring, Texas 77389-1425

Ladies and Gentlemen:

We (collectively, the “Manager”) understand that Exxon Mobil Corporation, a New Jersey corporation (the “Company”), proposes to issue and sell $185,883,000 aggregate principal amount of its Floating Rate Notes due 2076 (the “Notes”), which are to be fully and unconditionally guaranteed (the “Guarantee” and, together with the Notes, the “Offered Securities”), by ExxonMobil Holdings Corporation, a Texas corporation (the “Parent Guarantor”).

Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the underwriters named below (the “Underwriters”) severally agree to purchase the Notes at 99.000% of the principal amount of such Notes and accrued interest from September 25, 2026, if any, to the date of payment and delivery.

Name of Underwriter	Principal Amount of Notes
RBC Capital Markets, LLC	$16,715,000
Deutsche Bank Securities Inc.	5,040,000
J.P. Morgan Securities LLC	20,973,000
Morgan Stanley & Co. LLC	111,765,000
UBS Securities LLC	31,390,000

Total:	$185,883,000

Upon delivery of such Offered Securities, the Underwriters will pay for such Offered Securities at a closing to be held at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 a.m. (New York time) on September 25, 2026, or at such other time as shall be designated by the Manager.

The Offered Securities will have the terms and conditions set forth in “Description of Notes” in the prospectus supplement for the Offered Securities, to be dated September 23, 2026 (the “prospectus supplement”), and terms defined therein will have the same meanings when used in this underwriting agreement (this “Agreement”). The following is a summary of such terms and conditions for the Offered Securities:

Principal Amount:	$185,883,000, subject to further issuances, as described below.

Maturity:	September 25, 2076

Interest Rate and Interest Payment Dates:	Floating rate based on Compounded SOFR (calculated as described in the preliminary prospectus supplement (as defined below)), minus 0.450%, calculated quarterly, and payable on March 25, June 25, September 25 and December 25 of each year, beginning December 25, 2026.

Optional Redemption Provisions:	On or after September 25, 2056, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 calendar days’ notice, at the following redemption prices (in each case, expressed as a percentage of the principal amount), if redeemed during the twelve-month periods beginning on September 25 as set forth below:

Twelve-Month Period Beginning On	Redemption Price
September 25, 2056	105.000%
September 25, 2057	104.500%
September 25, 2058	104.000%
September 25, 2059	103.500%
September 25, 2060	103.000%
September 25, 2061	102.500%
September 25, 2062	102.000%
September 25, 2063	101.500%
September 25, 2064	101.000%
September 25, 2065	100.500%
September 25, 2066	100.000%

and thereafter at 100.000% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the redemption date.

Repayment at Option of Holder:	The Notes will be repayable at the option of any holder of the Notes, in whole or in part, on the repayment dates and at the repayment prices (in each case, expressed as a percentage of the principal amount) as set forth below:

Repayment Date	Repayment Price
September 25, 2027	98.000%
March 25, 2028	98.000%
September 25, 2028	98.000%
March 25, 2029	98.000%
September 25, 2029	98.000%
March 25, 2030	98.000%
September 25, 2030	98.000%
March 25, 2031	98.000%
September 25, 2031	98.000%
March 25, 2032	98.000%
September 25, 2032	99.000%
March 25, 2033	99.000%
September 25, 2033	99.000%
March 25, 2034	99.000%
September 25, 2034	99.000%
March 25, 2035	99.000%
September 25, 2035	99.000%
March 25, 2036	99.000%
September 25, 2036	99.000%
March 25, 2037	99.000%
September 25, 2037	100.000%

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and on September 25 of every second year thereafter, through and including September 25, 2073, at 100.000% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the repayment date.

Form and Denomination:	Global Security held through book-entry facilities of The Depository Trust Company (as described under “Description of Notes” in the preliminary prospectus supplement for the Notes). The Notes will be issued only in denominations of $1,000 and integral multiples thereof.

Further Issuances:	The Company may, without notice to, or consent of, the holders of the Notes, increase the aggregate principal amount of the Notes and issue such increased principal amount (or any portion thereof), in which case any such additional notes may be consolidated and form a single series with the Notes, provided that, if the additional notes are not fungible with the Notes, for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

For purposes of Article VIII of the Standard Provisions (as defined below), we confirm that we have furnished to the Company and the Parent Guarantor (collectively, the “Obligors”), for use in the preliminary prospectus supplement for the Offered Securities dated September 21, 2026 (the “preliminary prospectus supplement”) and the prospectus supplement:

(a) The second and third sentence of the third paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning the dealer concessions and reallowances;

(b) The first, second, third and fourth sentence of the sixth paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning short sales, stabilizing transactions and purchases to cover positions created by short sale by the Underwriters;

(c) The fourth sentence of the seventh paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning market making by the Underwriters; and

(d) The third and fourth sentence of the eleventh paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning other relationships between the Underwriters or their affiliates and the Obligors.

All provisions contained in that certain document entitled “Underwriting Agreement Standard Provisions (Debt Securities)” of the Company and the Parent Guarantor, dated September 23, 2026 (the “Standard Provisions”), are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Notwithstanding the preceding sentence, in the event of any conflict between the Standard Provisions and this Agreement, the provisions of this Agreement shall control.

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The term “Depositary” as used therein shall mean The Depository Trust Company, and the term “Manager” as used therein shall mean RBC Capital Markets, LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and UBS Securities LLC, whose authority thereunder may be exercised by them jointly.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[The remainder of this page intentionally left blank; signature pages follow].

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For themselves and on behalf of the several Underwriters named above.

Very truly yours,

RBC CAPITAL MARKETS, LLC

By:	/s/ John M. Sconzo
	Name:	John M. Sconzo
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ben Smilchensky
Name: Ben Smilchensky
Title: Managing Director

By:	/s/ Thomas Short
Name: Thomas Short
Title: Managing Director

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

[Signature Page to Underwriting Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Michael Borut
Name: Michael Borut
Title: Executive Director

[Signature Page to Underwriting Agreement]

UBS SECURITIES LLC

By:	/s/ Igor Grinberg
Name: Igor Grinberg
Title: Managing Director

By:	/s/ Christopher Murphy
Name: Christopher Murphy
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted:

EXXON MOBIL CORPORATION

By:	/s/ James R. Chapman
Name: James R. Chapman
Title: President

EXXONMOBIL HOLDINGS CORPORATION

By:	/s/ James R. Chapman
Name: James R. Chapman
Title: Vice President, Corporate
Finance and Treasurer

[Signature Page to Underwriting Agreement]

Schedule A

General Use Free Writing Prospectuses

1)	Pricing Term Sheet for the Offered Securities, dated September 23, 2026 (set forth in Schedule B)

A-1

Schedule B

See attached.

B-1

Pricing Term Sheet

Exxon Mobil Corporation

$185,883,000 Floating Rate Notes due 2076

Issuer:	Exxon Mobil Corporation (the “Company”)

Guarantor:	ExxonMobil Holdings Corporation (the “Parent Guarantor”)

Security:	Floating Rate Notes due 2076 (the “Notes”)

Trade Date:	September 23, 2026

Settlement Date*:	September 25, 2026 (T+2)

Denominations:	$1,000

Anticipated Ratings**:	Aa2 (Moody’s Investors Service, Inc.)

AA- (S&P Global Ratings)

Guarantee:	The Notes will be fully and unconditionally guaranteed by the Parent Guarantor on a senior unsecured basis and will rank equally with all other unsecured and unsubordinated guarantees and indebtedness of the Parent Guarantor.

Principal Amount:	$185,883,000

Maturity Date:	September 25, 2076

Interest Rate and Interest Payment Dates:	Floating rate based on Compounded SOFR (calculated as described in that certain preliminary prospectus supplement of the Company dated September 21, 2026), minus 0.450%, calculated quarterly, and payable on March 25, June 25, September 25 and December 25 of each year, beginning December 25, 2026.

Optional Redemption Provisions:	On or after September 25, 2056, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 calendar days’ notice, at the following redemption prices (in each case, expressed as a percentage of the principal amount), if redeemed during the twelve-month periods beginning on September 25 as set forth below:

Twelve-Month Period Beginning On	Redemption Price
September 25, 2056	105.000%
September 25, 2057	104.500%
September 25, 2058	104.000%
September 25, 2059	103.500%
September 25, 2060	103.000%
September 25, 2061	102.500%
September 25, 2062	102.000%
September 25, 2063	101.500%

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September 25, 2064	101.000%
September 25, 2065	100.500%
September 25, 2066	100.000%

and thereafter at 100.000% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the redemption date.

Repayment at Option of Holder:	The Notes will be repayable at the option of any holder of the Notes, in whole or in part, on the repayment dates and at the repayment prices (in each case, expressed as a percentage of the principal amount) as set forth below:

Repayment Date	Repayment Price
September 25, 2027	98.000%
March 25, 2028	98.000%
September 25, 2028	98.000%
March 25, 2029	98.000%
September 25, 2029	98.000%
March 25, 2030	98.000%
September 25, 2030	98.000%
March 25, 2031	98.000%
September 25, 2031	98.000%
March 25, 2032	98.000%
September 25, 2032	99.000%
March 25, 2033	99.000%
September 25, 2033	99.000%
March 25, 2034	99.000%
September 25, 2034	99.000%
March 25, 2035	99.000%
September 25, 2035	99.000%
March 25, 2036	99.000%
September 25, 2036	99.000%
March 25, 2037	99.000%
September 25, 2037	100.000%

and on September 25 of every second year thereafter, through and including September 25, 2073, at 100.000% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the repayment date.

Price to Public:	100.000%

CUSIP/ISIN:	30231G BT8 / US30231GBT85

Joint Book-Running Managers:	RBC Capital Markets, LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
UBS Securities LLC

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*Note: We expect that delivery of the Notes will be made to investors on or about September 25, 2026, which will be the second business day following the time of sale (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to one business day before delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to one business day before delivery of the Notes hereunder should consult their own advisors.

**Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company and the Parent Guarantor have filed a registration statement (including a preliminary prospectus supplement and an accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the Company and the Parent Guarantor have filed with the SEC, including the preliminary prospectus supplement, for more complete information about the Company and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request it by contacting: RBC Capital Markets, LLC toll-free at 1-866-375-6829; Deutsche Bank Securities Inc. toll-free at 1-800-503-4611; J.P. Morgan Securities LLC at 1-212-834-4533; Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; or UBS Securities LLC toll-free at 1-833-481-0269.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

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